OPTION AGREEMENT

THIS OPTION AGREEMENT ("Agreement"), dated as of May 17, 2004 (the "Grant Date"), is entered into between Berman Center L.L.C., a Delaware limited liability company (the "Company"), and Dr. Jan Fawcett, a member of the Board of Directors of the Company (the "Director").

WHEREAS, the Company desires to afford the Director an opportunity to purchase Common Units in the Company as provided in this Agreement, effective as of the Grant Date; and

WHEREAS, the Company has adopted the Berman Center L.L.C. Equity Incentive Plan (the "Plan") and desires that the Options granted to the Director be governed by the terms and conditions of the Plan, as may be amended from time to time; and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions. Any capitalized terms used in this Agreement that is not expressly defined herein has the same meaning as that given to it in the Plan.

2. Grant of Option, Option Price and Term.

   (a) The Company hereby grants to the Director, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase 30,000 Common Units of the Company (the "Option Units") on the terms and conditions herein set forth in this Agreement.

   (b) For each of the Option Units purchased, the Director shall pay to the Company One Dollar and 00/100 Cents ($1.00) per Option Unit (the "Option Price"). Accordingly, the aggregate Option Price to exercise all of the Units is One Dollar ($1) (the "Aggregate Option Price").

   (c) Subject to exercise provisions of Paragraphs 2(d) and 4 hereof and the termination provisions of Paragraph 3 hereof, the Option shall become vested in accordance with the following schedule, if, and only if, the Director is a member of the Board of Directors on each of the following dates:

Vesting Date	Percentage of Option Vested
First Anniversary of Grant Date	33.3
Second Anniversary of Grant Date	66.6%
Third Anniversary of Grant Date	100%

Notwithstanding the foregoing, this Option shall become fully vested on the date of a Public Offering or Sale of the Company (as defined below) if, and only if, the Director is a member of the Board of Directors on such date.

(d) The term of this Option shall be a period of ten (10) years from the Grant Date (the "Option Period"). To the extent the Option becomes vested, the Option may be exercised during the Option Period pursuant to the exercise provisions of Paragraph 4 hereof after the earliest to occur of: (i) the date on which the Option becomes 100% vested, (ii) a Public Offering, (iii) a Sale of the Company, or (iv) a Termination Event (as defined in Paragraph 3 below). Notwithstanding anything to the contrary hereof, (x) the Option shall be subject to the take-along provisions of Section 7.1 of the Plan, (y) no Option may be exercised if the Director has received a Take-Along Notice pursuant to Section 7.1 of the Plan, and (z) no Option may be exercised after the expiration of the exercise periods provided in Sections 6.4, 6.5 and 6.6 of the Plan.

(e) The Company shall not be required to issue any fractional Option Units.

(f) For purposes of this Paragraph 2, the following terms shall have the meaning specified below:

(i) "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) equity securities of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's equity securities) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

(ii) "Independent Third Party" means any person who, immediately prior to a contemplated transaction, does not own in excess of 5% of the Company's Units on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

(iii) "Public Offering" means a public offering of the Company's equity securities registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended from time to time.

3. Termination of Option. The unvested portion of any Option shall terminate and be cancelled in the event that the Director ceases to be a member of the Board of Directors of the Company for any reason (a "Termination Event"). The vested portion of the Option may not be exercised after expiration of the Option Period.

4. Manner of Exercise. Except as provided in and consistent with Paragraph 9 below, the Option shall be exercisable during the Director's lifetime only by the Director (or his or her Representative), and after the Director's death only by a Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Units to be purchased and the aggregate Option Price for such Option Units, together with payment in full of such aggregate Option Price. No Option Units will be issued until full payment therefor has been made and the Director has executed the Operating Agreement and any other agreements in effect at such time which the Company may require its members to execute. Payment shall only be made:

(a) in cash or by check;

(b) by a so-called cashless exercise described in the Plan (to the extent then available); or

(c) in any combination of (a) or (b).

The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 4, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements. Any Option Units issued to the Director pursuant to the exercise of the Option shall be subject to the Company's Repurchase Right set for in Paragraph 15 hereof.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Director shall be required to pay such amount to the Company, as provided in the Plan.

6. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any Option Units under the Option if such issuance shall constitute a violation of any provision of any law or regulation of any governmental authority.

7. Investment Representation and Agreement. If prior to the issuance of any Option Units upon the exercise of any portion of the Option, in the opinion of counsel for the Company, a particular representation by the Director is required under the Securities Act or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require the Director to make such investment representations and such other representations as the Company reasonably may determine to be necessary which representations shall be evidenced in an agreement in such form as the Company may specify.

8. Adjustments. In the event of a corporate restructuring provided for in the Plan, the Director shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

9. Nontransferability. Except for certain transfers specifically authorized under the terms of the Plan, the Option and any interest in the Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding any other Paragraph of this Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall nullify the Option immediately.

10. Plan. The Director hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment to either the Plan or this Agreement shall deprive the Director, without the Director's consent, of the Option or of any of Director's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Director. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the Director or any other person or entity then entitled to exercise the Option.

11. No Member Rights. Until the Options have been duly exercised to purchase the Option Units and such Option Units have been officially recorded as issued on the Company's official records, no person will be entitled to vote or receive distributions or will be deemed for any purpose the holder of any Option Units, and adjustments for distributions or otherwise will be made only if the record date therefor is subsequent to the date such Option Units are recorded and after the date of exercise and without duplication of any adjustment.

12. No Right to Continue as Director. No provision of this Agreement or of the Option granted hereunder shall give the Director any right to continue as a Director of the Company or any of its Affiliates, affect the right of the Company or its Affiliates to terminate the employment of the Director, with or without Cause, or give the Director any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

13. No Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Director or a Representative, and the Director or a Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option in accordance with the terms of this Agreement.

14. Changes in Company's Capital or Organizational Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its members to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in

the Company's capital structure or its business, or any merger or consolidation of the Company, or any class of Units or affecting the Units or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character of otherwise.

15. Repurchase by the Company of Option Units.

(a) If there is a Termination Event after the Director has exercised the Option in accordance with the terms of this Agreement and the Plan and been issued Option Units upon such exercise, then the Company may elect to repurchase the Units received by the Director (whether held by Director or one or more transferees) upon the exercise of the Option as provided in this Paragraph 15 (the "Repurchase Right"). The Company may exercise the Repurchase Right by providing notice (the "Repurchase Notice") to the Director at any time within three (3) months after the Termination Event. The purchase price for the Option Units (the "Purchase Price") subject to the Repurchase Notice shall be determined as follows:

(i) If the Termination Event results from the termination of Director's directorship for any reason other than a termination by the Company for Cause, the purchase price for the Option Units will be their Market Value (as defined in Paragraph 15(b) below); and

(ii) if the Termination Event results from the termination of Director's directorship by the Company for Cause, then the purchase price for all the Option Units will be equal to the lower of (x) the Option Price per Unit multiplied by the number of Units subject to the Repurchase Notice, or (y) Market Value per Unit multiplied by the number of Units subject to the Repurchase Notice.

As used herein, "Cause" means (i) the Director's conviction of, or a plea of guilty or nolo contendere to, a felony involving fraud, theft or serious moral turpitude, (ii) the Director's willful or intentional misconduct which results in material financial detriment to the Company (but excluding negligence or performance failures arising out of good faith efforts to perform duties), or (iii) any material breach by the Director of any provision of his obligations to the Company that, if curable, has not been cured by the Director within ten (10) business days of service of written notice of such breach from the Company specifying in detail the basis of such breach.

(b) The "Market Value" of an Option Unit shall be determined by the Board as of the month end preceding the date of the Termination Event.

(c) The closing of the purchase transactions described in this Paragraph 15 shall take place at the Company's offices or the offices of its counsel on a date to be agreed upon by the Company and the Director (or his representatives), which date shall be not more than thirty (30) days and not less than ten (10) days after the Market Value of the Option Units has been determined as is required to determine the consideration being paid for the Option Units. At the closing of the repurchases, the seller will deliver an assignment of membership interests representing the Option Units which are being repurchased in favor

of the purchaser sufficient to transfer to purchaser all of such seller's right, title and interest in and to such units, and to vest in the Company good and marketable title to such Units, free and clear of all liens, claims, encumbrances and restrictions of any kind or nature, except for restrictions on transfer under federal and state securities laws, and the purchaser shall make reasonable and customary representations and warranties to the seller concerning a transfer of membership interests.

(d) The Company will pay for the Option Units to be purchased by it pursuant to the Repurchase Right by delivery of a check or wire transfer in the amount of the Purchase Price.

(e) Notwithstanding anything to the contrary herein, the Company or its designee shall not be obligated to make any payment pursuant to a Repurchase Right (including any installment payment on any promissory note delivered thereunder) if such payment would constitute a violation of applicable law or any covenant in any loan document or similar or other agreement with banks, other lenders, investors or other third parties by which the Company is bound. In the event such restrictions come into being, the Company shall use reasonable efforts to cause such covenants restricting such repurchases or installment payments to be waived or modified, if possible, to the extent necessary to permit such repurchases or installment payments to be made; provided, that the Company shall not be obligated hereunder to make any payments to third parties in order to obtain such waivers or modifications. In the event such restrictions come into being, the Company shall pay such portion of the applicable payment as it is then able to pay pursuant to the terms hereof, that would not be so restricted, excepted or prohibited. The remainder of such amounts shall be paid at such time as such restrictions no longer exist but no later than five (5) years from the closing of the repurchase; provided that interest shall be paid on any unpaid amounts hereunder from the date the payment of such amount would otherwise become due hereunder at the annual prime rate, as announced in the Wall Street Journal, from time to time, subject to a maximum rate of twelve percent (12%).

(f) The provisions of this Paragraph 15 will terminate with respect to the Option Units upon the closing of a Public Offering.

16. <u>Governing Law</u>. This Agreement and the Options will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to conflicts of law principles.

17. <u>Consent to Jurisdiction</u>. The parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of Illinois located in Cook County, Illinois and to the jurisdiction of the United States District Court for the Northern District of Illinois for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such party by regular or certified mail to the address of such party specified in Paragraph 22.

18. Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

19. Amendment. Any amendment to this Agreement shall be in writing and signed on behalf of the Company.

20. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

21. Counterparts. This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute by one and the same instrument.

22. Notices. Any notice which either party hereto may be required or permitted to give to the other hereunder shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, 211 E. Ontario Street, Suite 800, Chicago, Illinois 60611, and to the Director at his address shown on the Company's payroll records, or to such other address as the Director, by notice to the Company, may designate in writing from time to time.

23. Headings, Gender and Number. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context so requires.

24. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

25. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Director or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Director's or the Representative's heirs, legal representatives and successors.

26. Tax Consequences. The Director agrees to undertake to determine and be responsible for any and all tax consequences to himself with respect to the Option and the Option Units.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has hereunto set his hand, all as of the day and year first above written.

BERMAN CENTER L.L.C.,
a Delaware limited liability company

By: [signature]
Name: SAMUEL P. CHAPMAN
Its: CEO

[signature]
Name: JAN FAWCETT MD
Social Security Number: 123 26 4115
Address: 1852 San [illegible] Drive
Santa Fe, NM, 875[illegible]
6/28/05